EXHIBIT 99.1

Gateway Financial Holdings, Inc. to Announce Fourth Quarter and Year End 2006 Results On January 23, 2007

Conference Call Scheduled for 10:00 AM ET

VIRGINIA BEACH, Va., Jan. 16, 2007 (PRIME NEWSWIRE) -- Gateway Financial Holdings, Inc. (Nasdaq:GBTS), the holding company for Gateway Bank & Trust Company, a growing regional community bank with over twenty-four locations in northeastern North Carolina, the Outer Banks, and the metropolitan Tidewater Virginia market area, will announce fourth quarter and year end 2006 results on Tuesday, January, 23, 2007, before the market opens. Gateway's management will host a conference call that day at 10:00 a.m. EST to discuss the results and answer investor questions.

To participate in the conference call, dial (877) 407-8033 (no pass code required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Tuesday, January 23, 2007 at 12:00 PM through midnight on January 30, 2007 by dialing (877) 660-6853 and using pass code # 286 and conference ID # 226919.

The call will be simultaneously broadcast live via the investor relations page on the company's website, http://www.gwfh.com. The event will be archived on the Gateway website for 30 days.

About Gateway

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a full-service regional community bank with a total of twenty-four full-service financial centers, with thirteen in Virginia: Virginia Beach (7), Chesapeake (3), Suffolk, Norfolk and Emporia; and eleven in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper and Raleigh, in addition to a private banking center in Raleigh. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary and mortgage banking services through its Gateway Financial Mortgage, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Global Market under the symbol GBTS. For further information, visit the Corporation's web site at www.gwfh.com .

CONTACT:  Gateway Financial Holdings, Inc.
          D. Ben Berry, Chairman, President and CEO
          Ted Salter, Senior EVP and CFO
          (757) 422-8004

          Cameron Associates
          Paul G. Henning
          (212) 554-5462
          phenning@cameronassoc.com